520 Newport Center Drive
8th Floor
Newport Beach, CA 92660

T: +1 949.706.6600
F: +1 949.706.6565

March 26, 2019

John Pomer
Redwood West
240 Newport Center Drive
Suite 219
Newport Beach, CA 92660

Re: NFUSZ Lease Extension Option.

Dear John:

On behalf of VERB Technology Company, Inc. (Formerly NFUSZ, Inc., "Tenant") I have been instructed to notify NPBEACH MARINA LLC ("Landlord") that Tenant wishes to exercise their option outlined in Section 1.1 of the Master Lease. This option shall extend the Lease Term by twenty-four (24) months based on the economic terms and concessions provided per this section of the Master Lease.

Sincerely,

Michael A. Props
Senior Managing Director

Agreed & Accepted:
VERB Technology Company, Inc. (formerly NFUSZ, Inc.

By:____________________

It's:____________________

Date:____________________